COMMON STOCK WARRANT
INTEGRATED PHARMACEUTICALS, INC.

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.
Right to Purchase _____________
Shares of Common Stock

        Integrated Pharmaceuticals, Inc., an Idaho corporation (the "Company"), hereby certifies that, for value received, ________________, a _____________________(“Investor"), or any transferee to whom this warrant (the "Warrant") is properly transferred in accordance with Section 3(c) below (Investor or any such transferee, the "Holder"), is entitled, on the terms set forth below, to purchase from the Company __________ fully paid and non-assessable shares of the common stock, par value $0.01 per share (the "Warrant Shares"), of the Company, at a price of $2.50 per share, subject to adjustments as provided below (the "Purchase Price"). As used herein, the term "Stock" shall mean the Company's presently authorized common stock or any stock into or for which such common stock may hereafter be converted or exchanged prior to or concurrent with the exercise of this Warrant.

1. Expiration. This Warrant shall expire upon the first to occur of the following: (i) 5:00 p.m., Eastern Standard time, on December 31, 2006; and (ii) the sale of all or substantially all of the assets of the Company or an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization or series of related transactions in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the surviving corporation, the surviving entity or the entity that controls such surviving entity (such sale of assets or acquisition, a "Merger or Consolidation").

2. Exercise of Warrant.

(a) Full Exercise. This Warrant may be exercised by the Holder for the full number of Warrant Shares by surrendering this Warrant and the Notice of Exercise attached hereto as Exhibit A properly endorsed to the Company's principal office, accompanied by payment in cash, by check or by wire transfer in an amount equal to the product of the Purchase Price and the number of Warrant Shares indicated on the face of this Warrant.

(b) Taxes. The Company will not be required to pay any tax imposed in connection with any transfer involved in the issuance of a Warrant or a certificate for shares of Stock in any name other than that of the Investor, and in such case, the Company will not be required to issue or deliver any stock certificate or warrant until such tax is paid.

3.  Cancellation. This Warrant may be cancelled and redeemed at the option of the Company at any time within 180 days after the Market Price (as defined below) of the Common Stock has equaled or exceeded $4.50 per share (subject to adjustment for stock splits, stock dividends, stock combinations and the like) for a period of 10 consecutive days during which trading occurs on any national securities exchange or the NASDAQ National Market or the NASADAQ Small Cap Market (the “Redemption Trigger Date”). Within 180 days after the Redemption Trigger Date, the Company may exercise its right to redeem and cancel the Warrant by giving Notice of its election to do so to the Holder (the “Redemption Notice”). The Holder shall have the right to exercise this Warrant in the manner provided for in Section 2 hereof for a period ending at 5:00 P.M. Boston, Massachusetts time on the 30th day following delivery of the Redemption Notice, after which this Warrant and all the rights and obligations of the parties hereto shall terminate. As used herein, "Market Price" means: (i) if the Stock are listed on any national securities exchange or traded on the NASDAQ National Market or the NASADAQ Small Cap Market, the closing price of the Stock (or if no such closing price is reported, then the mean between the high bid and low asked prices) reported on such exchange or market on the day in question; and (ii) if the Stock is not listed on any national securities exchange or quoted on the NASDAQ/National Market or Small Cap Market but otherwise are traded in the over-the-counter market on either the “Bulletin Board” or the “Pink Sheets”, the mean of the high bid and the low asked prices as reported by NASD or the Pink Sheets LLC Electronic Quotation Service, as applicable, on the day in question. If no such quotations are available, the Market Price shall be determined in good faith by the Company’s board of directors.

4.  Representations and Covenants of the Holder. This Warrant has been issued by the Company in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. The Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that the Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 3.

(c) Disposition of Holder's Rights. This Warrant (and the Stock obtainable upon the exercises of this Warrant) is transferable only if (1) the transfer has been effectively registered under the Act and transferred by the Holder thereof in accordance with such registration, or (2) this Warrant (or the Warrant Shares) is sold without registration in compliance with Rule 144 under the Act or (3) in compliance with a no-action letter issued to the Holder by the staff of the Securities and Exchange Commission.
               Whenever this Warrant (or the Warrant Shares) may be sold pursuant to Rule 144(k), the restrictions imposed herein shall terminate, and the Holder shall be entitled to receive from the Company, one or more new Warrants (or Stock certificates) not bearing any restrictive legend.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Registration Rights Agreement. The Holder understands that its rights to have the Warrant Shares sold in a registered offering under the Act is governed by a
Registration Rights Agreement between the Company and the Investor dated contemporaneously with this Warrant; and that such Registration Rights Agreement imposes certain limitations on the ability of the Holder to sell the Warrant Shares.

5.    Delivery of Stock Certificates on Exercise. Promptly after the exercise of this Warrant and the payment of the Purchase Price pursuant to Section 2(a)  the Company will issue to the Holder or upon the order of the Holder hereof, a certificate or certificates for the number of whole shares of Stock to which the Holder is entitled; provided, however, that (i) the Holder shall have furnished to the Company at the time of such exercise a signed Investment Representation Statement substantially in the form attached hereto as Exhibit B and (ii) the Company will place on each certificate the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT."

Furthermore, the Company will place on each certificate any legend required by any applicable state blue sky law.

6.     Adjustments for Dividends in Other Stock or Property; Reclassifications. The Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, any corporate reorganization other than as provided in Section 1 hereof, or other similar event.

7.     Certificate as to Adjustments. In each case of an adjustment in the Purchase Price or in the number of Warrant Shares receivable on the exercise of the Warrant, the Company, at its expense, will compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based. The Company will mail a copy of each such certificate to the Holder outstanding at that time.

8.     Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Stock and other stock, or such other stock, securities and property as from time to time are receivable upon the exercise of the Warrant.

9.     Exchange or s Replacement of Warrant. Subject to the provisions of Section 3(c) above, upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face thereof) to the Company at its principal office, the Company, at its expense, will issue and deliver a new Warrant or Warrants exercisable in the aggregate for the same number of shares of Stock, in the denomination or denominations requested, to or on the order of such Holder upon payment by such Holder of any applicable transfer taxes; provided, however , that any transferee of the Warrant shall be required to make the representations set forth in Exhibit B attached hereto.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense, will issue a replacement warrant in substantially identical form to this Warrant.

    10. Miscellaneous.

(a)             Notice. Notices to the Holder, shall be sent to the following address:
  or at such other addresses provided to the Company by the Holder in writing.

  Notice to the Company should be sent to:

  Integrated Pharmaceuticals, Inc.
  56 Roland Street
  Boston, Massachusetts 02129
  Facsimile: 617-629-2815
  Attention: Chinmay Chatterjee, President
  With a copy to:
  Thomas C. Carey
  Bromberg & Sunstein LLP
  125 Summer Street
  Boston, Massachusetts 02110

  or such other addresses provided to the Holder as the Company may request by notifying the Holder in writing. Any Notice shall be delivered in writing. Any such Notice shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service and (v) three (3) days after being deposited in the U.S. mail, First Class with postage prepaid
  .

  (b)     Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

  (c)     No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

  (d)    Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument

  (e)           Governing Law. This Warrant is delivered in the State of Delaware and shall be construed in accordance with and governed by the laws of such state.

Dated: , 2004	INTEGRATED PHARMACEUTICALS, INC.

Chinmay Chatterjee, President and CEO

Agreed and accepted:
Dated: , 2004

  EXHIBIT A
  NOTICE OF EXERCISE

  TO: INTEGRATED PHARMACEUTICALS, INC.

          1.     The undersigned hereby elects to purchase                          shares of Common Stock of Integrated Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant.

          2.     Exercise (Please initial the blank):

  The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

          3.   Please issue a certificate, or certificates representing said shares of stock, in the name of the undersigned or in such other name as are specified below:

(Name)

(Address)

          4. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.
Name of Warrant holder
Signature of Authorized Signatory
Print Name and Title
Date

  EXHIBIT B
  INVESTMENT REPRESENTATION STATEMENT

                                                                                                               Shares of Common Stock
  of Integrated Pharmaceuticals, Inc.

          In connection with the acquisition of the above-listed securities the undersigned hereby represents to Integrated Pharmaceuticals, Inc. (the "Company") as follows:

  1. The stock to be received upon the exercise of the Warrant (the Warrant Shares”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and it has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the stock acquired upon exercise of the Warrant.

  2. The undersigned understands that upon issuance the sale of Warrant Shares will not be registered under the Securities Act of 1933, as amended (the "Act") on the ground that the issuance of securities is exempt pursuant to Section 4(2) of the Act and that the Company's reliance on such exemption is predicated on the undersigned's representations set forth herein.

  3. The undersigned agrees that in no event will it make a disposition of any Warrant Shares unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) that the proposed transfer will not violate any of said laws.

  4. The undersigned represents that it is able to fend for itself in connection with its purchase of stock as contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and that it has the ability to bear the economic risks (including the risk of a total loss) of its investment.

  5. The undersigned acknowledges that the Warrant Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions as set forth therein.

Name of Warrant Holder
Signature of Authorized Signatory
Print Name and Title
Date